Exhibit 21.1
SUBSIDIARIES

Subsidiary		Jurisdiction of Organization
1	Charles River Laboratories, Inc.	Delaware
2	Charles River UK Limited	United Kingdom (England)
3	Charles River Laboratories Saint‑Constant S.A.	Quebec, Canada
4	Charles River Holdings LLC	Delaware
5	Ballardvale CV	Netherlands
6	Charles River Nederland BV	Netherlands
7	Charles River Laboratories Holding SAS	France
8	Charles River Laboratories France—C.R.L.F. SAS	France
9	Charles River Laboratories Belgium SPRL	Belgium
10	Charles River Laboratories España SA	Spain
11	Charles River Laboratories Japan, Inc.	Japan
12	Charles River Germany Verwaltungs GmbH	Germany
13	Charles River Laboratories Italia Srl	Italy
14	Charles River Germany GmbH & Co. KG	Germany
15	Charles River Laboratories Poland Sp. Z.o.o.	Poland
16	Charles River Laboratories Ireland Limited	Ireland
17	Entomology Europe Limited	Ireland
18	Saothorlanna Bitheolaiocha Idirnaisiunta Teoranta	Ireland
19	Charles River Laboratories, Research Models and Services, Germany GmbH	Germany
20	Charles River Laboratories Luxembourg S.a.r.l.	Luxembourg
21	Charles River Laboratories Group	United Kingdom (Scotland)
22	Charles River Laboratories Holdings Scotland	United Kingdom (England)
23	Charles River Laboratories Edinburgh Ltd.	United Kingdom (Scotland)
24	Sunrise Farms, Inc.	New York
25	Charles River ULC	Nova Scotia, Canada
26	Charles River Laboratories Preclinical Services Montreal, ULC	Nova Scotia, Canada
27	Charles River Laboratories Australia Pty. Ltd.	Australia
28	Zhanjiang A&C Biological Ltd.	China
29	Charles River Laboratories Korea	Korea
30	Charles River Laboratories Asia Holdings Limited	Hong Kong
31	Charles River Laboratories Preclinical Services Hong Kong Limited	Hong Kong
32	Charles River Biopharmaceutical Services GmbH	Germany
33	Charles River Discovery Research Services International, Inc.	Michigan
34	Charles River Discovery Research Services, Inc.	Michigan
35	Charles River Laboratories India Private Limited	India
36	Charles River Discovery Research Services Finland	Finland
37	Systems Pathology Company, LLC	Delaware
38	Accugenix Inc.	Delaware
39	Beijing Vital River Laboratory Animal Technology Co. Ltd.	China
40	Charles River Detecção Microbiana e de Endotoxina Participações Ltda	Brazil
41	Charles River Endotoxin and Microbial Detection Singapore Pte. Ltd.	Singapore
42	Charles River Laboratories Bangladesh Ltd.	Bangladesh
43	Charles River Endotoxin Microbial Detection Europe SAS	France

44	Charles River Laboratories Holdings Limited	United Kingdom (England)
45	BioFocus DPI (Holdings) Ltd.	United Kingdom (England)
46	BioFocus DPI Limited	United Kingdom (England)
47	Argenta Discovery 2009 Limited	United Kingdom (England)
48	Cangenix Limited	United Kingdom (England)
49	ChanTest Corporation	Delaware
50	Charles River Endotoxin and Microbial Detection Israel	Israel
51	Oncotest GmbH	Germany
52	CRL Holding Germany GmbH	Germany
53	Celsis Group Limited	United Kingdom (England)
54	Nastor Investments	United Kingdom (England)
55	Celsis International Limited	United Kingdom (England)
56	Celsis Limited	United Kingdom (England)
57	Celsis Sarl	France
58	Celsis Europe BV	Netherlands
59	Celsis International BV	Netherlands
60	Celsis BV	Netherlands
61	Celsis International GmbH	Germany
62	Pretzel Acquisition Corporation	Delaware